October 28, 2004                                                     EXHIBIT 5.1

EP MedSystems, Inc.
575 Route 73 North, Building D
West Berlin, NJ  08901

         RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to EP MedSystems, Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the offering of up to 363,628 shares of common stock of the Company, no par value per share (the "Shares"), by certain shareholders of the Company (the "Selling Shareholders"), which includes
(i) shares which were issued by the Company to Dr. Sanjeev Saksena and shares issuable upon the exercise of options granted by the Company to Dr. Saksena (the "Option Shares"), as described in the prospectus contained in the Registration Statement under the Section entitled "Description of the Terms of the Dr. Saksena Options," (ii) shares which were issued to C. Bryan Byrd upon the exercise by him of a non-qualified stock option, and (iii) shares currently issuable upon conversion of a secured convertible note (the "Note Conversion Shares") issued by the Company to Laurus Master Fund, Ltd. on August 28, 2003 (the "Convertible Note") as described in the prospectus contained in the Registration Statement under the Section entitled "Description of the Terms of the Secured Convertible Note." All capitalized terms used in this opinion and not otherwise defined shall have the respective meanings ascribed to them in the Registration Statement.

         In our capacity as counsel and in connection with the rendering of the opinions set forth below, we have examined originals or photostatic copies, certified or otherwise authenticated to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation, By-laws, as amended, resolutions of the Board of Directors of the Company and such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering this opinion.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, other than the inquiry referred to above, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied, without any investigation, upon the accuracy of certain of the representations and warranties in the certificates of certain officers of the Company and upon the accuracy of the statements contained in the Registration Statement and in certificates of public officials referred to above.

         The laws covered by the opinions expressed herein are limited to (a) the federal law of the United States and (b) the New Jersey Business Corporation Act.

         This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that (i) the Shares have been duly authorized, (ii) the Shares (other than the Option Shares and the Note Conversion Shares) have been validly issued and are fully paid and non-assessable, (iii) the Option Shares, when issued upon payment of the exercise price specified in the option grants, will be validly issued, fully paid and non-assessable and (iv) the Note Conversion Shares currently issuable upon conversion of the Convertible Note, when converted and issued in accordance with the terms of the Convertible Note, will be validly issued, fully paid and non-assessable.

         We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and (ii) the reference under the caption "Legal Matters" in the prospectus contained within the Registration Statement to our firm as the legal counsel that has passed upon the validity of the Shares to be offered pursuant to the Registration Statement.

         This is a legal opinion only and not a guaranty or warranty of the matters discussed herein. It is understood that this opinion speaks as of the date given and is limited to the laws in effect as of the date hereof and we undertake no obligation to update this opinion (including, without limitation, by reason of any events or circumstances, including changes in law, occurring) or to advise you of any change of any matters stated herein, whether legal or factual, after the date hereof. The foregoing opinion is qualified in its entirety by the fact that we do not assume any responsibility for the accuracy, completeness or fairness of any statement contained in the Registration Statement or the prospectus.

                                        Very truly yours,

                                       /s/ Heller Ehrman White & McAuliffe LLP
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                                           Heller Ehrman White & McAuliffe LLP